Contacts:	Contact:
Alfred T. Rogers, Jr.	Scott J. McKim
Chief Executive Officer and President	Chief Financial Officer
727.685.2097	727.521.7085

BayFirst Financial Corp. Reports Second Quarter 2026 Results
ST. PETERSBURG, FL. — August 13, 2026 — BayFirst Financial Corp. (NASDAQ: BAFN) (“BayFirst” or “Company”), parent company of BayFirst National Bank (“Bank”) reported a net loss of $32.7 million, or $8.05 per common share and diluted common share, for the second quarter of 2026, compared to a restated net loss of $5.9 million, or $1.54 per common share and diluted common share, in the first quarter of 2026. The current quarter’s net loss was driven by expenses related to the Company's asset resolution plan of $41.5 million.
“This quarter’s results reflect the financial impact of actions taken under our asset resolution plan, a deliberate step we believe strengthens our balance sheet and will position us well for the future,” stated Alfred Rogers, Chief Executive Officer. “Even as we absorbed this impact, we continued to invest in our Community Banking initiatives, including the upcoming opening of our newest branch in South Tampa, reflecting our long-term commitment to the markets we serve regardless of near-term conditions. We are taking a disciplined approach as we work through the issues affecting our performance, with a clear focus on the fundamentals of profitability and serving our local markets.
“We take our obligation to provide accurate and transparent financial reporting seriously. When we identified an understatement of provision expense and an overstatement of gain of sale on government guaranteed loans through our internal review process, we moved quickly to investigate, correct it, and inform our shareholders and regulators. The Bank remains well capitalized and well positioned to continue serving our customers and communities as we work toward improved performance.
“BayFirst’s commitment to the communities we serve has not changed, and I am confident we will keep strengthening our position as the community bank of choice within our Tampa Bay and Sarasota markets.”
Second Quarter 2026 Performance Review
•The capital raise reported on April 28, 2026 was $80 million before transaction fees. Of this total investment, $60 million was invested in the Bank during the second quarter.
•The Company completed and quantified the impact of the asset resolution plan adopted in accordance with the transactions contemplated by the Stock Purchase Agreement dated April 28, 2026. The asset resolution plan includes the identification of specific loans within the Company’s government guaranteed loan portfolio, as well as adjustments to the net amount expected to be collected on over 7,000 unguaranteed SBA 7(a) small balance loans. As a result, the Company recorded $41.5 million of provision expense, write-downs on loans measured at fair value, amortization of premiums paid on purchased government guaranteed loans, and impairment on nonmarketable securities during the quarter.
•Net interest margin was 3.48% in the second quarter of 2026, an increase of 4 basis points from 3.44% in the first quarter of 2026 and a decrease of 53 basis points from 4.01% in the second quarter of 2025.
•Loans held for investment decreased by $41.4 million, or 4.5%, during the second quarter of 2026 to $882.8 million and decreased $237.7 million, or 21.2%, over the past year. The decrease from the prior year was partially the result of no new SBA 7(a) loan originations and the sale of $97.4 million of government guaranteed loans to a third party as part of the Bank’s discontinuance of SBA 7(a) lending.
•Deposits decreased $97.0 million, or 8.9%, during the second quarter of 2026 and decreased $174.9 million, or 15.0%, over the past year to $988.9 million. The decrease in deposits during the quarter was primarily due

BayFirst Financial Corp. Reports Second Quarter 2026 Results
August 13, 2026

to decreases in high-rate promotional interest-bearing transaction account balances, savings and money market account balances, brokered deposits, and time deposit balances, partially offset by an increase in noninterest-bearing account balances.
•At June 30, 2026, book value per common share was $4.83 and tangible book value was $4.82 per common share, a decrease from $14.22 at March 31, 2026. The decrease was primarily the result of the net loss in the second quarter 2026.
Results of Operations
Net Loss
The Company had a net loss of $32.7 million for the second quarter of 2026, compared to a net loss of $5.9 million in the first quarter of 2026 and a net loss of $1.9 million in the second quarter of 2025. The change in the second quarter of 2026 from the preceding quarter and from the second quarter of 2025 was primarily the result of $41.5 million of expense related to the asset resolution plan.
For the six months ended June 30, 2026, the Company had a net loss of $38.6 million, compared to a net loss of $2.8 million for the six months ended June 30, 2025. The decrease was primarily the result of $41.5 million expense related to the asset resolution plan.
Net Interest Income and Net Interest Margin
Net interest income was $9.4 million in the second quarter of 2026 was relatively unchanged compared to the first quarter of 2026, which is a decrease of $2.7 million from $12.1 million during the second quarter of 2025. The decrease in loan interest income, including fees, was primarily related to the write down of $1.6 million of unamortized premiums on the Company’s portfolio of purchased fully guaranteed USDA loans which are at risk of default or early prepayment. The net interest margin was 3.48% in the second quarter of 2026, an increase of 4 basis points from 3.44% in the first quarter of 2026 and a decrease of 53 basis points from 4.01% in the second quarter of 2025. Excluding the write-downs, the net interest margin for the second quarter was 4.07%.
The decrease in net interest income during the second quarter of 2026, as compared to the year ago quarter, was mainly due to a decrease in loan interest income, including fees, of $6.4 million, partially offset by a decrease in interest expense on deposits of $2.4 million.
Net interest income was $18.9 million for the six months ended June 30, 2026, a decrease from $22.7 million for the year ended June 30, 2025. The decrease was mainly due to a decrease in loan interest income, including fees, of $9.9 million, partially offset by a decrease in interest expense of $4.9 million.
Noninterest Income
Noninterest income was a negative $6.8 million for the second quarter of 2026, compared to income of $0.9 million in the first quarter of 2026 and income of $10.5 million in the second quarter of 2025. The change from the second quarter of 2026, as compared to the first quarter of 2026, was primarily the result of a decrease in government guaranteed loan fair value gains of $5.9 million of which $6.2 million was related to the asset resolution plan. The decrease was also due to a loss on nonmarketable equity securities of $1.5 million which was related to the impairment of an investment in a firm who was a partner with the Company’s former SBA 7(a) lending business. The decrease in the second quarter of 2026, as compared to the second quarter of 2025, was the result of a decrease in gain on sale of government guaranteed loans of $5.9 million and the loss on nonmarketable equity securities of $1.5 million.
Noninterest income was a negative $5.9 million for the six months ended June 30, 2026, which was a decrease from income of $19.0 million for the six months ended June 30, 2025. The decrease was primarily the result of a decrease in gain on sale of government guaranteed loans of $13.0 million, a decrease in government guaranteed loan fair value

BayFirst Financial Corp. Reports Second Quarter 2026 Results
August 13, 2026

gains of $8.7 million, a decrease in government guaranteed loan packaging fees of $1.3 million, and the loss on nonmarketable equity securities of $1.5 million.
Noninterest Expense
Noninterest expense was $17.7 million in the second quarter of 2026 compared to $14.9 million in the first quarter of 2026 and $17.5 million in the second quarter of 2025. The increase in the second quarter of 2026, as compared to the prior quarter, was primarily due to $1.7 million of expenses related to the asset resolution plan and $2.3 million of one-time expenses to record a change in control payment and write-off vendor contracts related to national lending and digital account opening businesses which are not part of our community banking focus. The increase in the second quarter of 2026, as compared to the second quarter of 2025, was primarily due to an increase in loan servicing and origination expense of $0.6 million, an increase in data processing expenses of $0.6 million of which $1.4 million was related to the asset resolution plan, and an increase in other expense of $1.4 million of which $1.7 million was related to the asset resolution plan. These increases were partially offset by a decrease in compensation expense of $2.3 million which included $0.8 million of expense related to the asset resolution plan.
Noninterest expense was $32.6 million for the six months ended June 30, 2026 compared to $33.3 million for the six months ended June 30, 2025. The decrease was primarily the result of a decrease in compensation expense of $5.0 million, partially offset by an increase in loan servicing and origination expense of $3.4 million and an increase in other expense of $1.3 million.
Balance Sheet
Assets
Total assets decreased $54.7 million, or 4.6%, during the second quarter of 2026 to $1.13 billion, primarily the result of a decrease in loans held for investment of $41.4 million, an increase in allowance for credit losses on loans of $24.4 million, and an increase in the deferred tax asset of $11.4 million. Compared to the end of the second quarter last year, total assets decreased $202.5 million, or 15.1%, driven primarily by a decrease in loans held for investment of $237.7 million, and an increase in allowance for credit losses on loans of $28.0 million, partially offset by an increase in cash and cash equivalents of $61.9 million.
Loans
Loans held for investment decreased $41.4 million, or 4.5%, during the second quarter of 2026 and $237.7 million, or 21.2%, over the past year to $882.8 million. The decrease from prior year was primarily due to loan payoffs and government guaranteed loan sales, which included the sale of the SBA 7(a) loans to a third party in the fourth quarter as part of the Bank’s discontinuance of SBA 7(a) lending. This was partially offset by originations in both conventional community bank loans and USDA government guaranteed loans.
Deposits
Deposits decreased $97.0 million, or 8.9%, during the second quarter of 2026 and decreased $174.9 million, or 15.0%, from the second quarter of 2025, ending June 30, 2026, at $988.9 million. During the second quarter, there were decreases in interest-bearing transaction account balances of $18.2 million, savings and money market account balances of $9.8 million, and time deposit balances of $74.2 million, partially offset by an increase in noninterest-bearing account balances of $5.3 million. The decrease in deposits during the quarter was primarily due to reductions in high-rate promotional deposits held with non-relationship customers and also a decrease in brokered deposits. During the second quarter, the Bank reduced cost of funds by 20 basis points. At June 30, 2026, March 31, 2026, and

BayFirst Financial Corp. Reports Second Quarter 2026 Results
August 13, 2026

June 30, 2025, the Company had $163.8 million, $183.9 million, and $186.7 million, respectively, of brokered deposits.
Asset Quality
The Company recorded a provision for credit losses in the second quarter of $29.0 million, compared to provisions of $3.4 million for the first quarter of 2025 and $7.6 million during the second quarter of 2025. The increase in the provision expense was primarily the result of $30.5 million of expense related to the asset resolution plan.
The ratio of allowance for credit losses (ACL) on loans to total loans held for investment at amortized cost was 5.37% at June 30, 2026, 2.36% as of March 31, 2026, and 1.65% as of June 30, 2025. The ratio of ACL on loans to total loans held for investment at amortized cost, excluding government guaranteed loan balances, was 5.82% at June 30, 2026, 2.55% as of March 31, 2026, and 1.86% as of June 30, 2025. The increase in ACL percentage was the result of provision expense booked during the quarter as determined by the asset resolution plan.
Net charge-offs for the second quarter of 2026 were $4.5 million, which was a decrease from $4.7 million for the first quarter of 2025 and a decrease from $7.1 million for the second quarter of 2025. Annualized net charge-offs as a percentage of average loans held for investment at amortized cost were 2.08% for the second quarter of 2026, compared to 2.14% in the first quarter of 2025 and 2.74% in the second quarter of 2025. Nonperforming assets were 1.75% of total assets as of June 30, 2026, compared to 2.01% as of March 31, 2026, and 1.79% as of June 30, 2025. Nonperforming assets, excluding government guaranteed loan balances, were 1.32% of total assets as of June 30, 2026, compared to 1.39% as of March 31, 2026, and 1.13% as of June 30, 2025.
Capital
The Bank’s Tier 1 leverage ratio was 8.30% as of June 30, 2026, compared to 5.89% as of March 31, 2026, and 7.73% as of June 30, 2025. The CET 1 and Tier 1 capital ratios to risk-weighted assets were 11.47% as of June 30, 2026, compared to 7.74% as of March 31, 2026, and 9.51% as of June 30, 2025. The total capital to risk-weighted assets ratio was 12.77% as of June 30, 2026, compared to 9.00% as of March 31, 2026, and 10.77% as of June 30, 2025. At June 30, 2026, the Bank met all of its regulatory capital requirements to be well-capitalized.
Liquidity
The Bank's overall liquidity position remains strong and stable with liquidity in excess of internal minimums as stated by policy and monitored by management and the Board. The on-balance sheet liquidity ratio at June 30, 2026 was 14.95%, as compared to 18.44% at December 31, 2025. The Bank has liquidity resources which include secured borrowings available from the Federal Home Loan Bank, the Federal Reserve, and lines of credit with other financial institutions. As of June 30, 2026 and March 31, 2026, the Bank had no borrowings from the FHLB, the FRB or other financial institutions.
Recent Events
Restatement of Previously Issued Financial Statements
As previously disclosed in the Current Report on Form 8-K filed with the SEC on July 15, 2026, the Company is restating its previously issued financial statements as and for the years ended December 31, 2024, and December 31, 2025, and the quarter ended March 31, 2026.
Management identified $2.8 million, pretax, of deferred origination costs and $2.1 million, pretax, of accrued interest as of March 31, 2026, related to unguaranteed portions of SBA 7(a) loans which had defaulted or were placed into nonaccrual status in prior periods, which resulted in a material understatement of provision for credit losses expense and overstatement of net interest income during the effected quarterly periods in which the errors accumulated in 2024, 2025, and the first quarter of 2026. Furthermore, management identified $3.4 million, pretax, of deferred origination costs which should have been netted against gain on sale of guaranteed SBA 7a loans which resulted in a material over statement of gain on sale of government guaranteed loans, during the affected quarterly periods in which the error accumulated in 2024 and 2025.
Stock Purchase and Exchange Agreements and Rights Offering

BayFirst Financial Corp. Reports Second Quarter 2026 Results
August 13, 2026

On July 14, 2026, the Company obtained shareholder approval to amend the BayFirst Financial Corp. Articles of Incorporation to increase the number of authorized shares of the common stock from 15,000,000 to 100,000,000 and exchanged all 4,000 outstanding shares of Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series D, and all 4,000 outstanding shares of Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series E for a total of 22,856,000 shares of common stock. Upon conversion, all shares of Series D and Series E Preferred Stock were retired. Management also noted a Mid-August launch date for the rights offering, discussed in the Stock Purchase Agreement included with the Company’s Form 8-K and the exhibits dated April 28, 2026, and filed with the Securities and Exchange Commission on April 30, 2026.
Redemption of Series A and Series B Preferred Shares
On July 20, 2026, the Company sent notifications to holders of Series A and Series B Preferred Shares formally redeeming all shares outstanding. On August 10, 2026, the Company made a payment in the amount of $6,463,746.25 for Preferred Series A, including accrued dividends of $302,746.25, and payment in the amount of $3,240,687.60 for Preferred Series B, including accrued dividends of $117,687.60.
Conference Call
BayFirst will host a conference call on Friday, August 14, 2026, at 9:00 a.m. ET to discuss its second quarter results. Interested parties may listen to the call live under the Investor Relations tab at www.bayfirstfinancial.com or are invited to dial (833) 461-5787 to participate in the call using Conference ID 560643219. A replay of the call will be available for one year at www.bayfirstfinancial.com.
About BayFirst Financial Corp.
BayFirst Financial Corp. is a registered bank holding company based in St. Petersburg, Florida which commenced operations on September 1, 2000. Its primary source of income is derived from its wholly owned subsidiary, BayFirst National Bank, a national banking association which commenced business operations on February 12, 1999. The Bank currently operates eleven full-service banking offices throughout the Tampa Bay-Sarasota region and offers a broad range of commercial and consumer banking services to businesses and individuals. As of June 30, 2026, BayFirst Financial Corp. had $1.13 billion in total assets.
Forward-Looking Statements
In addition to the historical information contained herein, this presentation includes "forward-looking statements" within the meaning of such term in the Private Securities Litigation Reform Act of 1995. These statements are subject to many risks and uncertainties, including, but not limited to, the effects of health crises, global military hostilities, weather events, or climate change, including their effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with them; the ability of the Company to implement its strategy and expand its banking operations; changes in interest rates and other general economic, business and political conditions, including changes in the financial markets and credit quality; changes in business plans as circumstances warrant; risks related to mergers and acquisitions; changes in benchmark interest rates used to price loans and deposits, changes in tax laws, regulations and guidance; enforcement actions initiated by our regulators and their impact on our operations; and other risks detailed from time to time in filings made by the Company with the SEC, including, but not limited to those “Risk Factors” described in our most recent Form 10-K and Form 10-Q. Readers should note that the forward-looking statements included herein are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.
Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this document, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

BayFirst Financial Corp. Reports Second Quarter 2026 Results
August 13, 2026

BAYFIRST FINANCIAL CORP.
SELECTED FINANCIAL DATA (Unaudited)

	At or for the three months ended
(Dollars in thousands, except for share data)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
		As restated	As restated	As restated	As restated
Net loss	$(32,665)	$(5,930)	$(2,696)	$(19,077)	$(1,854)
Balance sheet data:
Average loans held for investment at amortized cost	858,931	881,938	933,401	1,054,946	1,042,247
Average total assets	1,185,392	1,213,823	1,328,923	1,339,795	1,316,901
Average common shareholders’ equity	67,624	64,448	67,481	86,976	89,452
Government guaranteed loans held for sale	—	—	—	94,052	—
Total loans held for investment	882,840	924,220	958,014	993,109	1,120,499
Total loans held for investment, excl gov’t gtd loan balances	805,684	849,157	887,885	917,816	967,642
Allowance for credit losses	45,081	20,632	21,996	24,485	17,041
Total assets	1,134,925	1,189,671	1,294,269	1,340,222	1,337,391
Total deposits	988,874	1,085,869	1,183,938	1,171,457	1,163,796
Common shareholders’ equity	19,850	58,421	64,758	67,921	86,591
Share data:
Basic loss per common share	$(8.05)	$(1.54)	$(0.75)	$(4.71)	$(0.54)
Diluted loss per common share	(8.05)	(1.54)	(0.75)	(4.71)	(0.54)
Dividends per common share	—	—	—	—	0.08
Book value per common share	4.83	14.22	15.76	16.50	20.95
Tangible book value per common share (1)	4.82	14.22	15.76	16.50	20.95
Performance ratios:
Return on average assets(2)	(11.02)%	(1.95)%	(0.81)%	(5.70)%	(0.56)%
Return on average common equity(2)	(195.50)%	(39.19)%	(18.26)%	(89.51)%	(10.02)%
Net interest margin(2)	3.48%	3.44%	3.60%	3.64%	4.01%
Asset quality ratios:
Net charge-offs	$4,460	$4,719	$4,865	$3,544	$7,142
Net charge-offs/avg loans held for investment at amortized cost(2)	2.08%	2.14%	2.08%	1.34%	2.74%
Nonperforming loans(3)	$18,457	$21,453	$24,343	$24,687	$21,665
Nonperforming loans (excluding gov't gtd balance)(3)	$14,434	$15,873	$16,271	$15,822	$14,187
Nonperforming loans/total loans held for investment(3)	2.20%	2.46%	2.69%	2.65%	2.10%
Nonperforming loans (excl gov’t gtd balance)/total loans held for investment(3)	1.72%	1.82%	1.80%	1.70%	1.38%
ACL/Total loans held for investment at amortized cost	5.37%	2.36%	2.43%	2.63%	1.65%
ACL/Total loans held for investment at amortized cost, excl government guaranteed loans	5.82%	2.55%	2.60%	2.80%	1.86%
Other Data:
Full-time equivalent employees	148	143	144	237	300
Banking center offices	11	12	12	12	12
(1) See section entitled "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below for a reconciliation to most comparable GAAP equivalent.
(2) Annualized
(3) Excludes loans measured at fair value

BayFirst Financial Corp. Reports Second Quarter 2026 Results
August 13, 2026

Reconciliation and Management Explanation of Non-GAAP Financial Measures
Some of the financial measures included in this report are not measures of financial condition or performance recognized by GAAP. These non-GAAP financial measures include adjusted income before income taxes, tangible common shareholders' equity, and tangible book value per common share. Our management uses these non-GAAP financial measures in its analysis of our performance, and we believe that providing this information to financial analysts and investors allows them to evaluate capital adequacy.
The following presents the calculation of the non-GAAP financial measures.

Adjusted loss before income taxes	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
Loss before income taxes as reported	$(44,040)	$(52,006)
Less: Asset resolution plan expense
Interest income on loans, including fees	1,616	1,616
Provision for credit losses	30,510	30,510
Noninterest income	7,700	7,700
Noninterest expense	1,720	1,720
Total Asset resolution plan expense	41,546	41,546
Adjusted loss before income taxes	$(2,494)	$(10,460)

Tangible Common Shareholders' Equity and Tangible Book Value Per Common Share (Unaudited)
	As of
(Dollars in thousands, except for share data)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
		As restated	As restated	As restated	As restated
Total shareholders’ equity	$115,901	$75,628	$81,580	$83,972	$102,642
Less: Preferred stock liquidation preference	(96,051)	(17,207)	(16,822)	(16,051)	(16,051)
Total equity available to common shareholders	19,850	58,421	64,758	67,921	86,591
Less: Intangible assets	(62)	—	—	—	—
Tangible common shareholders' equity	$19,788	$58,421	$64,758	$67,921	$86,591

Common shares outstanding	4,106,905	4,108,072	4,108,069	4,116,913	4,134,127
Tangible book value per common share	$4.82	$14.22	$15.76	$16.50	$20.95

BayFirst Financial Corp. Reports Second Quarter 2026 Results
August 13, 2026

BAYFIRST FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)	6/30/2026	3/31/2026	6/30/2025
Assets		As restated	As restated
Cash and due from banks	$5,641	$6,848	$6,142
Interest-bearing deposits in banks	133,524	127,617	71,157
Cash and cash equivalents	139,165	134,465	77,299
Time deposits in banks	—	—	1,280
Investment securities available for sale, at fair value (amortized cost $30,591, $31,268, and $33,410 at June 30, 2026, March 31, 2026, and June 30, 2025, respectively)	27,778	28,531	30,256
Investment securities held to maturity, at amortized cost, net of allowance for credit losses of $7, $9, and $9 (fair value: $2,371, $2,378, and $2,369 at June 30, 2026, March 31, 2026, and June 30, 2025, respectively)	2,493	2,491	2,491
Nonmarketable equity securities	3,164	4,662	6,551
Government guaranteed loans held for investment, at fair value	43,847	51,807	90,687
Loans held for investment, at amortized cost	838,993	872,413	1,029,812
Allowance for credit losses on loans	(45,081)	(20,632)	(17,041)
Net Loans held for investment, at amortized cost	793,912	851,781	1,012,771
Accrued interest receivable	5,127	5,570	7,360
Premises and equipment, net	30,245	30,690	32,407
Loan servicing rights	9,942	11,334	16,074
Deferred income tax assets	21,253	9,862	247
Right-of-use operating lease assets	13,720	14,171	15,160
Bank owned life insurance	27,654	27,457	26,881
Other real estate owned	532	400	400
Other assets	16,093	16,450	17,527
Total assets	$1,134,925	$1,189,671	$1,337,391
Liabilities:
Noninterest-bearing deposit accounts	$116,788	$111,476	$109,698
Interest-bearing transaction accounts	135,628	153,860	238,215
Savings and money market deposit accounts	422,933	432,781	493,005
Time deposits	313,525	387,752	322,878
Total deposits	988,874	1,085,869	1,163,796
FHLB borrowings	—	—	40,000
Subordinated debentures	5,966	6,099	5,959
Notes payable	1,252	1,479	1,707
Accrued interest payable	597	958	1,148
Operating lease liabilities	12,694	13,003	13,819
Accrued expenses and other liabilities	9,641	6,635	8,320
Total liabilities	1,019,024	1,114,043	1,234,749

BayFirst Financial Corp. Reports Second Quarter 2026 Results
August 13, 2026

BAYFIRST FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)	6/30/2026	3/31/2026	6/30/2025
Shareholders’ equity:		As restated	As restated
Preferred stock, Series A; no par value, 10,000 shares authorized, 6,395 shares issued and outstanding at June 30, 2026, March 31, 2026, and June 30, 2025; aggregate liquidation preference of $6,395 at June 30, 2026, March 31, 2026 and June 30, 2025	6,161	6,161	6,161
Preferred stock, Series B; no par value, 20,000 shares authorized, 3,210 shares issued and outstanding at June 30, 2026, March 31, 2026, and June 30, 2025; aggregate liquidation preference of $3,210 at June 30, 2026, March 31, 2026 and June 30, 2025	3,123	3,123	3,123
Preferred stock, Series C; no par value, 10,000 shares authorized, 6,446 shares issued and outstanding at June 30, 2026, March 31, 2026, and June 30, 2025; aggregate liquidation preference of $6,446 at June 30, 2026, March 31, 2026 and June 30, 2025	6,446	6,446	6,446
Preferred stock, Series D; no par value, 4,000 shares authorized, issued and outstanding at June 30, 2026 and no shares authorized, issued and outstanding at March 31, 2026 and June 30, 2025; aggregate liquidation preference of $40,000 at June 30, 2026	37,254	—	—
Preferred stock, Series E; no par value, 4,000 shares authorized, issued and outstanding at June 30, 2026 and no shares authorized, issued and outstanding at March 31, 2026 and June 30, 2025; aggregate liquidation preference of $40,000 at June 30, 2026	37,254	—	—
Common stock and additional paid-in capital; no par value, 15,000,000 shares authorized, 4,106,905, 4,108,072, and 4,134,127 shares issued and outstanding at June 30, 2026, March 31, 2026, and June 30, 2025, respectively	54,382	54,390	54,739
Accumulated other comprehensive loss, net	(2,111)	(2,054)	(2,368)
Unearned compensation	(245)	(282)	(1,006)
Retained earnings	(26,363)	7,844	35,547
Total shareholders’ equity	115,901	75,628	102,642
Total liabilities and shareholders’ equity	$1,134,925	$1,189,671	$1,337,391

BayFirst Financial Corp. Reports Second Quarter 2026 Results
August 13, 2026

BAYFIRST FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	For the Quarter Ended			Year-to-Date
(Dollars in thousands, except per share data)	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
Interest income:		As restated	As restated		As restated
Loans, including fees	$14,803	$15,921	$21,238	$30,724	$40,600
Interest-bearing deposits in banks and other	1,562	1,509	1,046	3,071	1,980
Total interest income	16,365	17,430	22,284	33,795	42,580
Interest expense:
Deposits	6,850	7,893	9,282	14,743	18,713
Other	93	97	875	190	1,130
Total interest expense	6,943	7,990	10,157	14,933	19,843
Net interest income	9,422	9,440	12,127	18,862	22,737
Provision for credit losses	28,977	3,404	7,607	32,381	12,167
Net interest income after provision for credit losses	(19,555)	6,036	4,520	(13,519)	10,570
Noninterest income:
Loan servicing income, net	588	770	484	1,358	1,220
Gain (loss) on sale of government guaranteed loans, net	—	(97)	5,872	(97)	12,936
Service charges and fees	497	490	473	987	922
Government guaranteed loans fair value loss, net	(6,468)	(533)	2,442	(7,001)	1,687
Government guaranteed loan packaging fees	—	—	577	—	1,293
Loss on nonmarketable securities	(1,500)	—	—	(1,500)	—
Gain on sale of premises and equipment	(34)	13	—	(21)	—
Other noninterest income	108	241	683	349	961
Total noninterest income	(6,809)	884	10,531	(5,925)	19,019
Noninterest Expense:
Salaries and benefits	5,332	5,069	8,113	10,401	16,111
Bonus, commissions, and incentives	741	290	262	1,031	333
Occupancy and equipment	1,352	1,368	1,579	2,720	3,213
Data processing	2,649	1,489	2,078	4,138	4,123
Marketing and business development	157	123	403	280	890
Professional services	1,172	1,164	782	2,336	1,514
Loan servicing and origination expense	3,122	3,836	2,558	6,958	3,593
Employee recruiting and development	248	202	462	450	1,079
Regulatory assessments	611	578	352	1,189	691
Other noninterest expense	2,292	767	939	3,059	1,794
Total noninterest expense	17,676	14,886	17,528	32,562	33,341
Loss before taxes	(44,040)	(7,966)	(2,477)	(52,006)	(3,752)
Income tax expense (benefit)	(11,375)	(2,036)	(623)	(13,411)	(960)
Net loss	(32,665)	(5,930)	(1,854)	(38,595)	(2,792)
Preferred dividends	386	385	386	771	771
Net loss attributable to common shareholders	$(33,051)	$(6,315)	$(2,240)	$(39,366)	$(3,563)
Basic loss per common share	$(8.05)	$(1.54)	$(0.54)	$(9.58)	$(0.86)
Diluted loss per common share	$(8.05)	$(1.54)	$(0.54)	$(9.58)	$(0.86)

BayFirst Financial Corp. Reports Second Quarter 2026 Results
August 13, 2026

Loan Composition

(Dollars in thousands)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
	(Unaudited)	Unaudited/As restated	As Restated	Unaudited/As restated	Unaudited/As restated
Real estate:
Residential	$353,716	$359,305	$365,427	$364,020	$356,559
Commercial	211,518	216,643	215,771	231,039	292,923
Construction and land	38,095	36,732	48,397	43,700	53,187
Commercial and industrial	158,077	171,666	181,566	194,654	223,239
Commercial and industrial - PPP	—	6	6	13	191
Consumer and other	73,567	82,269	86,441	90,946	93,333
Loans held for investment, at amortized cost, gross	834,973	866,621	897,608	924,372	1,019,432
Deferred loan costs, net	8,338	9,353	10,491	11,522	15,818
Discount on government guaranteed loans	(5,107)	(6,007)	(6,811)	(7,506)	(8,780)
Premium on loans purchased, net	789	2,446	2,650	2,941	3,342
Loans held for investment, at amortized cost, net	838,993	872,413	903,938	931,329	1,029,812
Government guaranteed loans held for investment, at fair value	43,847	51,807	54,076	61,780	90,687
Total loans held for investment, net	$882,840	$924,220	$958,014	$993,109	$1,120,499
Nonperforming Assets (Unaudited)

(Dollars in thousands)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
		As Restated	As Restated	As Restated	As Restated
Nonperforming loans (government guaranteed balances), at amortized cost, gross	$4,023	$5,580	$8,072	$8,865	$7,478
Nonperforming loans (unguaranteed balances), at amortized cost, gross	14,434	15,873	16,271	15,822	14,187
Total nonperforming loans, at amortized cost, gross	18,457	21,453	24,343	24,687	21,665
Nonperforming loans (government guaranteed balances), at fair value	—	208	83	—	502
Nonperforming loans (unguaranteed balances), at fair value	443	1,230	1,453	1,385	1,430
Total nonperforming loans, at fair value	443	1,438	1,536	1,385	1,932
OREO	532	400	400	400	400
Repossessed assets	466	583	263	32	—
Total nonperforming assets, gross	$19,898	$23,874	$26,542	$26,504	$23,997
Nonperforming loans as a percentage of total loans held for investment(1)	2.20%	2.46%	2.69%	2.65%	2.10%
Nonperforming loans (excluding government guaranteed balances) to total loans held for investment(1)	1.72%	1.82%	1.80%	1.70%	1.38%
Nonperforming assets as a percentage of total assets	1.75%	2.01%	2.05%	1.98%	1.79%
Nonperforming assets (excluding government guaranteed balances) to total assets	1.32%	1.39%	1.29%	1.21%	1.13%
ACL to nonperforming loans(1)	244.24%	96.17%	90.35%	99.18%	78.66%
ACL to nonperforming loans (excluding government guaranteed balances)(1)	312.32%	129.98%	135.18%	154.75%	120.12%
(1) Excludes loans measured at fair value
Note: Transmitted on Globe Newswire on August 13, 2026, at 4:00 p.m. ET.